Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Municipal Market
Opportunity Fund, Inc.
33-33260, 811-06040

An annual meeting of the
shareholders of the
Nuveen Municipal Market
Opportunity Fund, Inc. (the Fund)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 40,553,436
Withhold 413,190

Lawrence H. Brown
For  40,590,710
Withhold 375,916

Jack B. Evans
For  40,585,623
Withhold  381,003

William C. Hunter
For 40,593,172
Withhold  373,454

David J. Kundert
For 40,592,913
Withhold  373,713

William J. Schneider, elected by Preferred
 shareholders only
For 14,539
Withhold  69

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 14,457
Withhold  61

Judith M. Stockdale
For 40,587,488
Withhold  379,138

Eugene S. Sunshine
For  40,577,226
Withhold  389,400

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
40,218,602 and
the number of negative votes:
  334,594

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007652.